November 22, 2006

Board of Directors
Lab123, Inc.
233 Narragansett Avenue
Lawrence, New York 11559

Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Lab123, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of:

(i) an aggregate of 125,000 shares of the Company's $.001 par value per share common stock (the "Common Stock") for resale (the “Resale Shares”);

(ii) an aggregate of 1,400,000 shares of Common Stock issuable upon exercise of warrants (the “Share Warrants”) which were issued to Barron Partners, L.P. in a private placement (the “Warrant Shares”); and

(iii) an aggregate of 1,400,000 shares of Common Stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Stock” and “Conversion Shares,” respectively).

  In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, in connection with the registration of the foregoing securities, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance, registration and sale of such securities and copies of resolutions of the Company's Board of Directors authorizing the issuance of such securities and their registration pursuant to the Registration Statement.

In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

Based upon the foregoing, we are of the opinion that:

(1) The Resale Shares have been validly issued and are fully paid and non-assessable.

(2) The Warrant Shares have been duly authorized, and, upon issuance, delivery and payment therefor upon the exercise of the Share Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable; and

(3) The Conversion Shares have been duly authorized, and, upon issuance and delivery pursuant to the conversion of the Series A Stock in accordance with the terms of the Certificate of Designations of the Preferences, Rights and Limitations of the Series A Stock, the Conversion Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinion expressed herein may not be relied upon by any other person without our prior written consent.

We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

Very truly yours,

/s/ Guzov Ofsink, LLC

GUZOV OFSINK, LLC